UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Village Rd, Suite 100

Middleton, MA 01949

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 10, 2025, Nasdaq notified the Company that based upon the Company’s closing bid price for the previous 30 consecutive business days (February 26, 2025 through April 9, 2025), the Company no longer met the listed securities requirement to maintain a minimum bid price of $1 per share pursuant to Nasdaq Rules 5550(a)(2).

On October 8, 2025, the Company received written notification from the Listing Qualifications Department of Nasdaq, granting the Company’s request for a 180-day extension to regain compliance with the Bid Price Rule. The Company had until April 6, 2026 to meet the requirement.

On April 7, 2026, Nasdaq notified the Company that, because it failed to regain compliance with Nasdaq’s minimum bid price requirement of $1 per share pursuant to Nasdaq Rule 5550(a)(2), its securities will be delisted from the Capital Market. Consequently, trading of the Company’s common stock will be suspended at the opening of business on April 14, 2026, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company has filed an appeal of the Nasdaq Staff’s delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. On April 7, 2026, the Company amended its certificate of incorporation to effect a 1 for 15 reverse stock split of its common stock, in order to regain compliance with Nasdaq’s minimum bid price requirement of $1 per share.

The effect of the reverse stock split is to combine every 15 shares of outstanding common stock into one share of common stock. The reverse stock split was effective at the opening of the trading day on April 10, 2026. In order for the Company to regain compliance with such Nasdaq rule, the Company’s common stock must trade at or above $1.00 per share for ten consecutive trading days.

Although the Company expects that it will regain compliance with Nasdaq’s minimum bid price rule, , as a result of the reverse stock split, there is no assurance that the Company will regain compliance or that it will be successful in its appeal of the delisting determination.

If the Company is not successful in its appeal of the Nasdaq Staff’s delisting determination, the Company’s common stock will not resume trading on the Nasdaq Stock Market, which could have an adverse effect on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2026

SCWorx Corp.

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Chief Executive Officer

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